UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2026

FibroBiologics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41934	86-3329066
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9350 Kirby Drive, Suite 300
Houston, Texas		77054
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 281 671-5150

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	FBLG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 15, 2026, FibroBiologics, Inc. (the “Company”) entered into a securities purchase agreement (the “SPA”) with Hamid Khoja, Ph.D., the Company’s Chief Scientific Officer (the “Purchaser”), relating to the issuance and sale of 298,508 shares of the Company’s common stock, par value $0.00001 per share (the “Common Stock”), and accompanying warrants to purchase up to 298,508 shares of Common Stock (the “Warrants”), in a private placement (the “Offering”). Pursuant to the SPA, the Company will issue the 298,508 shares of common stock and the accompanying Warrants to the Purchaser at an offering price of $1.675 per share and accompanying Warrant, which was equal to the consolidated closing bid price of our Common Stock on The Nasdaq Capital Market on September 14, 2026 of $1.55 per share plus $0.125 per Warrant. The gross proceeds to the Company from the Offering are expected to be approximately $0.5 million, before deducting estimated Offering expenses payable by the Company. The Company intends to use the net proceeds from the Offering for general corporate purposes and working capital. The Offering is expected to close on September 15, 2026, subject to the satisfaction of customary closing conditions.

The Warrants will be exercisable at any time after the date of issuance and will have an exercise price of $1.55 per share. The Warrants will expire on the five-year anniversary of the date of issuance and contain cashless exercise provisions. The Warrants also contain standard anti-dilution adjustments to the exercise price including for stock splits, stock dividends, rights offerings and pro rata distributions.

The SPA contains customary representations, warranties and agreements by the Company and Purchaser and customary conditions to closing. The representations, warranties and covenants contained in the SPA were made only for purposes of the SPA and as of a specific date, were solely for the benefit of the parties to the SPA, and may be subject to limitations agreed upon by the contracting parties.

The foregoing descriptions of the SPA and the Warrant do not purport to be complete and are qualified in their entirety by reference to the full text of the SPA and Warrant attached hereto as Exhibit 10.1 and Exhibit 4.1, respectively, which are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 related to the Offering is hereby incorporated by reference into this Item 3.02. Based in part upon the representations of the Purchaser in the SPA, the offer and sale of the securities to be issued in the Offering are being offered and sold pursuant to the exemption provided in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506(b) of Regulation D promulgated thereunder and have not been registered under the Securities Act or applicable state securities laws. Accordingly, such securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirement of the Securities Act and such applicable state securities laws. Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy the securities described herein.

The maximum number of shares of Common Stock of the Company that may be issued through the exercise of the Warrants is 298,508 shares, subject to anti-dilution adjustments.

Item 9.01 Financial Statements and Exhibits.

4.1 Form of Common Stock Purchase Warrant

10.1 Securities Purchase Agreement dated September 15, 2026, between FibroBiologics, Inc. and Hamid Khoja, Ph.D.

Exhibit 104 Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FibroBiologics, Inc.

Date:	September 15, 2026	By:	/s/ Pete O'Heeron
Name: Pete O'Heeron Title: Chief Executive Officer